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                                                                    EXHIBIT 21.1


                         HORSESHOE GAMING HOLDING CORP.
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1999


SUBSIDIARY                                      STATE OF INCORPORATION
----------                                      ----------------------

Horseshoe GP, Inc.(1)                                 Nevada
New Gaming Capital Partnership(2)                     Nevada
Horseshoe Entertainment L.P.                          Louisiana
Bossier City Land Corporation(3)                      Louisiana
Robinson Property Group, Limited Partnership          Mississippi
Empress Casino Hammond Corporation(6)                 Indiana
Hammond Residential LLC(4)                            Indiana
Hammond Bridge and Road Works(4)                      Indiana
Empress Casino Joliet Corporation(6)                  Illinois
Horseshoe Gaming, Inc.(6)                             Nevada
Horseshoe Ventures(5)                                 Nevada
Red Oak Insurance Company Ltd.(6)                     Barbados
Horseshoe Maryland, Inc.(6)                           Maryland



(1) 100% owned by Horseshoe Gaming Holding Corp. and is the 1% General Partner of both New Gaming Capital Partnership and Robinson Property Group Limited Partnership.

(2) New Gaming Capital Partnership is the 89% General Partner and a 2.92% Limited Partner of Horseshoe Entertainment L.P.

(3)      Bossier City Land Corporation is 100% owned by Horseshoe Entertainment.

(4) Hammond Residential LLC and Hammond Bridge and Road Works are 100% owned by Empress Casino Hammond Corporation

(5)      Horseshoe Ventures is owned 50% by Horseshoe Gaming, L.L.C.

(6)      100% by Horseshoe Gaming Holding Corp.